(Exhibit 10.1)

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”) is made and entered into this 5th day of June, 2015 (the “Effective Date”), by and between UMH PROPERTIES, INC., a Maryland corporation, or its successors or assigns (the “Purchaser”) and SUN SECURED FINANCING LLC, a Michigan limited liability company (“Sun Secured”), SUN POOL 12 LLC, a Michigan limited liability company (“Sun Pool 12”), SUN CANDLEWICK LLC, a Michigan limited liability company (“Sun Candlewick”), SUN POOL 1 LLC, a Michigan limited liability company (“Sun Pool 1”), and SUN WOODS EDGE LLC, a Michigan limited liability company (“Sun Woods,” together with Sun Secured, Sun Pool 12, Sun Candlewick and Sun Pool 1, each with respect to the Property owned by them, a “Seller” and collectively, the “Sellers”).

R E C I T A L S:

A.    (i) Sun Secured agrees to sell and convey, and Purchaser agrees to purchase, Sun Secured’s real property commonly known as Worthington Arms Manufactured Housing Community, (ii) Sun Pool 12 agrees to sell and convey, and Purchaser agrees to purchase, Sun Pool 12’s real property commonly known as Catalina Manufactured Housing Community, (iii) Sun Candlewick agrees to sell and convey, and Purchaser agrees to purchase, Sun Candlewick’s real property commonly known as Candlewick Court Manufactured Housing Community, (iv) Sun Pool 1 agrees to sell and convey, and Purchaser agrees to purchase, Sun Pool 1’s real property commonly known as Meadows Manufactured Housing Community, (v) Sun Woods agrees to sell and convey, and Purchaser agrees to purchase, Sun Woods’ real property commonly known as Woods Edge Manufactured Housing Community, and (vi) Sun Secured agrees to sell and convey, and Purchaser agrees to purchase, Sun Secured’s real property commonly known as Holiday Village Manufactured Housing Community, each as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, together with all improvements, buildings and structures thereon and appurtenances thereunto belonging  (collectively, the “Land”), and containing collectively approximately Two Thousand One Hundred Fifty One (2,151) developed manufactured home sites, together with the buildings, structures, improvements and manufactured home sites on, above or below the Land, and all fixtures attached to, a part of or used in connection with the improvements, structures, buildings and manufactured home sites, and the parking, facilities, walkways, ramps and other appurtenances relating to the Land (collectively the “Improvements”).

B.    Each Seller is the owner of all machinery, equipment, goods, vehicles, manufactured homes and other personal property (collectively the “Personal Property”) described in Exhibit B attached hereto and made a part hereof, which is located at and used in connection with the ownership or operation of the Land and Improvements.

C.    The Land, the Improvements, and the Personal Property, together with all of each Seller’s right, title and interest in and to all licenses, permits and franchises issued with respect to the development, use, occupancy, maintenance or operation of the Land and Improvements, all right, title and interest, if any, of each Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land to the center line thereof, all easements appurtenant to the Land, including, but not limited to, privileges or rights of way over adjoining premises inuring to the benefit of the Land, or the fee owner thereof, and all rights of use, air, without limitation, Seller’s interest, if any, in and to all of the oil, gas, coal and mineral rights, including the rights to Marcellus shale, Utica shale and all shale formations, that derive from, may be produced from or benefit the Projects, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging to the foregoing are hereinafter sometimes individually and collectively referred to as the “Project” and “Projects”.

D.    Pursuant to that certain Asset Purchase Agreement between Purchaser and Sun Homes Services, Inc. (“SHS”) dated as of the Effective Date (the “Asset Purchase Agreement”), Purchaser shall also purchase at Closing certain assets owned by SHS that are located on and associated with the Projects, including certain manufactured homes and notes, as more particularly described in the Asset Purchase Agreement and defined therein as “Inventory” and “MH Contracts.”  It is specifically agreed and understood that the transactions described by this Agreement, the Asset Purchase Agreement and all other agreements entered into by the parties or their affiliates in connection with this Agreement (collectively, the “Transaction Agreements”) are, except as set forth in Sections 4.1, 5.3 and 12.1, a single, “all or none” transaction and that (i) this Agreement and the Asset Purchase Agreement must be fully executed and delivered by all applicable parties in order for any one of such agreements to be effective, and (ii) none of the Sellers nor Purchaser shall have any obligation to proceed with the transactions contemplated by this Agreement in the event that any of the transactions described in any of the other Transaction Agreements cannot be consummated.  No party may exercise any right of termination under this Agreement unless such party or its affiliates also terminates the Asset Purchase Agreement, and each party who, or whose affiliate, terminates the Asset Purchase Agreement shall have the right to terminate this Agreement, so that a closing must occur under this Agreement and the Asset Purchase Agreement, or under neither of them.

E.    Sellers desire to sell the Projects (as defined in Recital C above) to Purchaser, and Purchaser desires to purchase the Projects from Sellers, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, and the mutual promises hereinafter set forth, and the purchase monies to be paid by Purchaser to Sellers, IT IS HEREBY AGREED:

1.   AGREEMENT TO SELL.

1.1    Sellers hereby agree to sell the Projects to Purchaser, and Purchaser hereby agrees to purchase the Projects from Sellers, in accordance with the terms and subject to the conditions hereinafter set forth.

1.2    Purchaser may elect to purchase and, upon such election, Sun Secured and Sun Pool 12 each hereby agree to sell, transfer, convey and assign to Purchaser one hundred percent (100%) of each companies’ membership interests in newly formed Ohio limited liability companies immediately prior to the applicable Closing so that Sun Secured is the sole member of a newly formed Ohio limited liability company and such company is the owner of the Project known as

Worthington Arms Manufactured Housing Community and so that Sun Pool 12 is the sole member of a newly formed Ohio limited liability company and such company is the owner of the Project known as Catalina Manufactured Housing Community (the “Ohio Membership Interest Acquisitions”).  Purchaser must notify Seller of such election prior to the expiration of the Investigation Period, and Seller shall form the newly formed Ohio limited liability companies immediately upon expiration of the Investigation Period.  The Ohio Membership Interest Acquisitions shall be subject to all the terms and conditions and allocations contained herein relative to the particular Project owned by Sun Secured and Sun Pool 12 as of the date of this Agreement.  The purchase price applicable to the Ohio Membership Interest Acquisitions will be the purchase prices allocated to the value of Worthington Arms Manufactured Home Community and the Catalina Manufactured Housing Community.

2.   PURCHASE PRICE AND PAYMENT THEREOF.

2.1    The aggregate purchase price (the “Purchase Price”) for all of the Projects, as well as the Inventory and MH Contracts, is the sum of Sixty Eight Million Six Hundred Thousand and No/Dollars ($68,600,000.00), which is allocated among the Projects as follows: (i) Thirty Two Million Five Hundred Thousand and No/Dollars ($32,500,000.00) for the Worthington Arms Manufactured Housing Community, Catalina Manufactured Housing Community and Candlewick Court Manufactured Housing Community (the “Tranche One Communities”), and (ii) Thirty Six Million One Hundred Thousand and No/Dollars ($36,100,000.00) for the Meadows Manufactured Housing Community, Woods Edge Manufactured Housing Community and Holiday Village Manufactured Housing Community (the “Tranche Two Communities”).  The Purchase Price, adjusted as provided in this Agreement and the Asset Purchase Agreement and allocated among all of the Projects pursuant to Section 2.2 below, shall be payable by Purchaser to Sellers on the applicable Closing Date (as herein defined) by certified or cashier’s check or wire transfer of immediately available funds to the Sellers’ designated financial institution.

2.2    The Seller shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Land, Improvements, Personal Property, Inventory and MH Contracts on a per Project basis and the membership interests in the companies being sold by Seller hereunder, if applicable, in accordance with Code §1060 and Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon Purchaser.  Seller shall deliver such allocation to Purchaser during the Investigation Period and Seller and Purchaser shall agree upon such allocation during the Investigation Period; provided, however, that such allocation will be adjusted at Closing in connection with Section 3.01 of the Asset Purchase Agreement.  Seller, Purchaser and their affiliates shall report, act, and file tax returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. Where applicable, Purchaser shall timely and properly prepare, execute, file, and deliver all such documents, forms, and other information as Seller may reasonably request in preparing such allocation.  Neither Seller nor Purchaser shall take any position (whether in audits, tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

2.3    The sum of One Million and 00/100 Dollars ($1,000,000.00) (the “Initial Deposit”) shall be placed by Purchaser in escrow within 48 hours of the execution of this Agreement by both parties, and the sum of Two Million Six Hundred Ten Thousand and 00/100 Dollars ($2,610,000.00) (the “Additional Deposit,” together with the Initial Deposit, the “Deposit”) shall be placed by Purchaser in escrow sixty (60) days after the Effective Date.  The Deposit shall be placed in escrow with Title Source, Inc., 662 Woodward Ave., 9th Floor, Detroit, Michigan 48226, (the “Title Company”), as an earnest money deposit pursuant to that certain form escrow agreement attached hereto as Exhibit D (the “Escrow Agreement”), and shall be applied to the Purchase Price upon the Tranche Two Closing (as defined herein) or retained or refunded in accordance with the terms of this Agreement.  The Initial Deposit shall remain immediately refundable to Purchaser if this Agreement is terminated prior to the expiration of the Investigation Period.  The Initial Deposit shall become non-refundable upon the expiration of the Investigation Period and the Additional Deposit shall be non-refundable upon delivery into escrow, unless this Agreement is terminated by a default of Seller or as otherwise provided in this Agreement.

2.4    Purchaser and Sellers hereby agree and acknowledge that at the Tranche One Closing (as defined herein), Escrow Agent shall hold in escrow the amount of Two Million Seven Hundred Fifty Thousand and No/Dollars ($2,750,000.00) (the “Property Tax Escrow”) from the Seller’s net sale proceeds pursuant to a Property Tax Escrow Agreement in the form attached hereto as Exhibit N, which will be entered into at Tranche One Closing among Purchaser, Sellers and Escrow Agent (the “Property Tax Escrow Agreement”).

3.           EVIDENCE OF TITLE; SURVEY; LIEN SEARCHES.

3.1           Within ten (10) days after the Effective Date, Sellers shall deliver to Purchaser all existing Owner’s Policies of Title Insurance and shall furnish to Purchaser a Title Commitment for each Project (collectively, the “Commitments”) for Owner’s Policies of Title Insurance issued by the Title Company, along with legible copies of all instruments described in Schedule B of each Commitment, in the amount of the Purchase Price allocated to each Project, and showing marketable and insurable title in each Seller for each Project.  At each Closing, Sellers shall cause to be provided to Purchaser, at Sellers’ expense, policies of title insurance (the “Title Policies”) issued pursuant to the Commitments, insuring the interest in the Projects being acquired by Purchaser without the “standard exceptions”.  Purchaser shall pay the cost of any endorsements for additional coverage over the Title Policies or any loan policy and containing such additional endorsements as Purchaser or Purchaser’s lender shall reasonably request.

3.2           Each Seller shall, with in five (5) business days of the Effective Date, deliver any existing ALTA surveys and any other surveys in Seller’s possession and control to Purchaser with respect to each Seller’s Project.  Purchaser shall, with in five (5) business days of the Effective Date, at Purchaser’s sole expense, order ALTA/ACSM land title surveys (the “Surveys”) for each Project prepared by a licensed surveyor or engineer in the jurisdiction in which each Project is located in the form and with such certifications as desired by Purchaser.

4.           TITLE OBJECTIONS.

4.1           Purchaser shall give written notice to Sellers within ten (10) business days from and after Purchaser’s receipt of both the Commitments and the Surveys as to any defects or other objections regarding the Projects disclosed by the Commitments and the Surveys that Purchaser may be unwilling to accept (the “Title Defects”).  Each Seller may, at its option, elect whether to cure any Title Defects or indicate its intention not to cure by written notice to Purchaser (“Seller’s Title Defect Response”) within five (5) business days of receipt of Purchaser’s written notice of the Title Defects.  Should any Seller elect not to cure any Title Defect or not timely respond in writing to Purchaser’s written notice of Title Defects, then Purchaser may, at its option, within five (5) business days after receipt of any Seller’s Title Defect Response, either:  (a) terminate this Agreement with respect to all or any of the Projects for which Seller has elected not to cure any Title Defect by delivery of written notice to Sellers, whereupon either all of the Initial Deposit or a prorated portion of the Initial Deposit, based upon the allocated values of those non-terminated Projects as set forth on the allocation schedule referenced in Section 2.2 above (the “Prorated Deposit”), shall be returned to Purchaser by the Title Company, and Sellers and Purchaser shall proceed to Closing with respect to the non-terminated Projects; or (b) elect to take title as it then is without any reduction in the Purchase Price.  If any Title Defects remain uncured by any Seller at Closing, and Purchaser has not terminated this Agreement, such Title Defects and all other matters relating to the Surveys or title to the Projects as disclosed on the Surveys and the Commitments at Closing shall be deemed “Permitted Exceptions”.  Upon the request of Seller to cure a Title Defect or upon request of Purchaser the Closing Date shall be extended to accommodate the provisions of this Section 4.1.

5.   INVESTIGATION PERIOD.

5.1           Within five (5) business days from and after the Effective Date, each Seller shall deliver to Purchaser, either electronically or at each Project as specified on Exhibit E attached hereto, and thereafter Purchaser shall have access to, without representation or warranty regarding the contents thereof except as otherwise provided herein, the materials listed on Exhibit E attached hereto (the “Due Diligence Items”), and thereafter Purchaser shall have access to the materials listed on Exhibit E attached hereto (the “Due Diligence Items”).

5.2           Purchaser shall have forty-five (45) days from and after the Effective Date (the “Investigation Period”) to conduct, at Purchaser’s expense, economic feasibility studies, verify business and accounting records, test the Projects for environmental contamination (including but not limited to non-invasive Phase I environmental inspections) and any improvements thereon, and to otherwise study the Projects.  Any environmental inspections or testing conducted on the Projects shall be referred to herein as the “Environmental Diligence.”  Sellers and Purchaser hereby agree and acknowledge that no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including, without limitation, construction materials, either as part of the Phase I inspections or any other inspection, shall be performed at any Project without the prior written consent of the Seller for such Project.  If consented to by such Seller, the proposed scope of work and the party who will perform the work shall be subject to such Seller’s review and approval in its sole discretion.  Upon any Seller’s request, Purchaser shall deliver to such Seller copies of any Phase II or other environmental report to which such Seller consents as provided above.  From and after the Effective Date, and upon reasonable prior notice to Sellers, and provided Purchaser does not interfere with the current operations on the Projects, or the rights of other occupants thereon, Purchaser shall have reasonable access to the Projects in order to conduct the tests and studies, and Sellers shall otherwise reasonably cooperate with Purchaser in conducting the tests and studies.  Purchaser hereby agrees to indemnify and hold Sellers harmless from all costs, losses, damages and expenses, including reasonable attorneys’ fees, arising directly or indirectly as a result of such entry including, but not limited to, the activities, inspections and investigations by Purchaser or its agents or representatives and the negligent acts or omissions of Purchaser or said agents or representatives.  In the event that any portion of any Project is damaged, disturbed or altered by virtue of Purchaser’s investigations or due diligence activities, Purchaser will, at its sole cost and expense, repair any damage to such Project caused by Purchaser’s activities upon the Project to the same condition as existed immediately prior to such damage occurring on the Project.  Upon request of Purchaser and agreement by Seller, the Closing Date shall be extended to accommodate the provisions of these Sections 5.1 and 5.2.  Upon Purchaser’s request for a Phase II investigation and the Seller’s consent to such Phase II investigation, the Investigation Period shall be extended an additional thirty (30) days.  During such additional thirty (30) day period, the Investigation Period shall only be extended for the Community in which such Phase II is being performed and such extension shall only be for purposes of the Phase II investigation and the Purchaser shall have waived all other diligence with respect to such Community.  All of the obligations of Purchaser under this Section 5.2 shall survive both the consummation of the sale contemplated hereunder and any earlier termination of this Agreement.

5.3           If Purchaser is not satisfied, in its sole and absolute discretion, with the condition of the Projects, then at any time prior to the expiration of the Investigation Period, Purchaser shall have the right to terminate this Agreement with respect to all of the Projects by giving written notice to Sellers prior to the expiration of the Investigation Period, and no party shall have any further obligations under this Agreement except for those obligations that expressly survive termination as set forth herein, and the Initial Deposit (including all interest accrued thereon), shall be promptly returned by the Title Company to Purchaser.  Thereafter, the parties to this Agreement shall have no further responsibilities or obligations to one another except for those that expressly survive termination as set forth herein.  However, if Purchaser does not elect to terminate this Agreement in accordance with its rights hereunder, then, except as may otherwise be provided for herein, this Agreement shall remain in full force and effect and the parties shall proceed to the Closings.  Except as set forth in this Section 5.3, Section 4.1 above and Section 12.1, the parties hereby agree and acknowledge that this is an “all or none” transaction with respect to the Projects.  Notwithstanding the foregoing, in the event Purchaser is not satisfied, in its sole and absolute discretion, with the condition of any of the Projects solely as a result of the Purchaser’s Environmental Diligence, Purchaser may the terminate this Agreement solely with respect to such Project or Projects by delivery of written notice to Sellers, whereupon either all of the Initial Deposit or a prorated portion of the Initial Deposit, based upon the allocated values of those non-terminated Projects as provided in the allocation schedule prepared pursuant to Section 2.2 herein (the “Prorated Deposit”), shall be returned to Purchaser by the Title Company, and Sellers and Purchaser shall proceed to Closing with respect to the non-terminated Projects.

5.4           Purchaser agrees that any information obtained by Purchaser, its agents, employees,

contractors, consultants, representatives or partners, officers, directors, prospective lenders and accountants, attorneys, other professional advisors or prospective investors of Purchaser (collectively referred to herein as the “Permitted Outside Parties”) in conduct of the due diligence conducted by Purchaser during the Investigation Period shall be treated as confidential and shall be used only to evaluate the acquisition of the Projects from Sellers.  Purchaser further acknowledges, on behalf of itself and the Permitted Outside Parties, that the Due Diligence Items obtained by, for or on behalf of Purchaser, and other information relating to all leases, subleases, occupancy and tenancy agreements and written commitments to lease currently in effect and covering any portion of the Projects (the “Tenant Leases”) are proprietary and confidential in nature and neither Purchaser nor the Permitted Outside Parties shall divulge the contents of such Due Diligence Items prior to the Closings, except as required by applicable law or order of court or governmental agency having jurisdiction.

5.5           If Purchaser does not terminate this Agreement prior to the expiration of the Investigation Period, Purchaser shall, on or before the expiration of the Investigation Period, give notice, in writing, to Sellers as to which contracts, including all equipment leases, service, utility, supply, maintenance, concession and employment contracts, agreements, and other continuing contractual obligations (collectively, the “Project Contracts”) Purchaser intends to assume at the Closings and which Project Contracts need to be terminated by Sellers prior to Closing.  If Purchaser fails to give Sellers timely notice of the Project Contracts it wishes to assume, all of the Project Contracts shall be deemed assumed by Purchaser with respect to periods from and after the Closings.  Such Project Contracts shall be assigned to Purchaser pursuant to an Assignment of Leases and General Assignment at the Closings in the form attached hereto as Exhibit F.  Notwithstanding anything herein to the contrary, Purchaser and Sellers hereby agree that the contracts listed on Exhibit G attached hereto shall not be assigned by Sellers and assumed by Purchaser at the Closings (the “Sun Exclusive Contracts”).

6.           ASSIGNMENT OF LEASES, PROJECT CONTRACTS AND INTANGIBLES.

6.1           Each Seller shall assign to Purchaser on the applicable Closing Date all of each Seller’s rights under all Tenant Leases and all security and other deposits furnished by tenants under the Tenant Leases, if any.  The originals of all Tenant Leases in the possession of Sellers on the Closing Dates shall be available to Purchaser at the Projects.  At the Closings, each Seller shall provide a credit to Purchaser against the Purchase Price equal to the amount of all refundable tenant security deposits, but only to the extent actually collected and held by such Seller.  Sellers shall have no liability to Purchaser for any tenant security deposit not actually paid to Sellers or to any agent or contractor of Sellers, provided that Seller discloses to Purchaser prior to the Closing Date via the Certified Rent Roll any tenants that have not paid a security deposit.

6.2           Following the Effective Date, Sellers will not enter into any new Contracts or any amendments or modifications to the existing Project Contracts, which new Contracts or modifications will survive Closing or otherwise affect the use, operation or enjoyment of the Property after Closing without Buyer's prior written consent, which consent may be withheld in Buyer's reasonable discretion, and which consent will be deemed to have been given by Buyer if Buyer does not notify Seller in writing to the contrary within five (5) days after Seller provides written notice (including a complete copy of such New Contract) to Buyer of such New Contract.  All Project Contracts, other than the Sun Exclusive Contracts, affecting the ownership or operation of the Projects, which Purchaser, in its sole discretion, has elected to accept an assignment of by notice to Sellers on or prior to the expiration of the Investigation Period, shall be assigned by the applicable Seller to Purchaser on the applicable Closing Date.

6.3           On the Closing Dates, Sellers shall assign or transfer, as applicable, to Purchaser all of its right, title and interest in and to:  (a) all licenses, trademarks, if any, service marks, if any, permits and franchises then held by Sellers for the Projects which may be lawfully assigned and which may be necessary or desirable, in Purchaser’s opinion, to operate the Projects; (b) any warranties and guaranties from manufacturers, contractor’s, suppliers and installers pertaining to the Projects; (c) the names “Worthington Arms Manufactured Home Community,” “Catalina Manufactured Home Community,” “Candlewick Court Manufactured Home Community,” “Meadows Manufactured Home Community,” “Woods Edge Manufactured Home Community,” “Holiday Village Home Community” and all variations thereof; (d) the telephone number(s) for all of each Seller’s telephones installed at each Project; (e) all plans and other documents in each Seller’s possession relating to the development or expansion of each Project, including both Plans and documents submitted or not submitted to any municipality, county or other governmental entity requesting the further development or expansion of each Project, if any; (f) all business, operating and maintenance records, reports, notices and other information concerning the Projects; and (g) all other intangible property related to the Projects (collectively, the “Intangible Property”). Sellers shall cooperate with Purchaser, at Purchaser’s cost and expense, as to facilitating all assignments and transfers. Purchaser hereby agrees and acknowledges that Intangible Property does not include any intellectual property rights, trade names, software, website addresses or domain names owned by Sun Communities, Inc., or its affiliates.

6.4           The form of the Assignments required herein shall be as set forth on Exhibit F attached hereto.

6.5           In the event Purchaser elects to close via the Ohio Membership Interest Acquisitions, then the newly formed Ohio limited liability companies wholly owned by Sun Secured shall be assigned and have all rights, title and interest to: (i) all Tenant Leases and all security and other deposits furnished by tenants under the Tenant Leases, if any for Worthington Arms Manufactured Home Community; (ii) all Project Contracts for Worthington Arms Manufactured Home Community, other than the Sun Exclusive Contracts, affecting its ownership or operation, which Purchaser, in its sole discretion, has elected to accept by notice to Sellers on or prior to the expiration of the Investigation Period; and (iii) all Intangible Property for Worthington Arms Manufactured Home Community.  The newly formed Ohio limited liability company wholly owned by Sun Pool 12 shall be assigned and have all rights, title and interest to: (i) all Tenant Leases and all security and other deposits furnished by tenants under the Tenant Leases, if any for Catalina Manufactured Home Community; (ii) all Project Contracts for Catalina Manufactured Home Community, other than the Sun Exclusive Contracts, affecting its ownership or operation, which Purchaser, in its sole discretion, has elected to accept by notice to

Sellers on or prior to the expiration of the Investigation Period; and (iii) all Intangible Property for Catalina Manufactured Home Community.  Purchaser must notify Seller of such election prior to the expiration of the Investigation Period.

7.           ADJUSTMENTS AND PRORATIONS.

7.1           The following adjustments and prorations shall be made at the Closings between Sellers and Purchaser computed to, but not including, the applicable Closing Date.

(a)           Real estate taxes and personal property taxes, as well as any other taxes, charges or fees, which are a lien upon or levied against any portion of any Project on or prior to the applicable Closing Date, and all special assessments levied prior to the applicable Closing Date shall be paid by the applicable Sellers.  Further, all taxes in the nature of rollback or similar taxes charged, assessed or levied based on the prior use or any change in use of the Land or Improvements prior to the applicable Closing shall be the obligation of the applicable Seller.  All current real estate taxes and personal property taxes (the “Current Taxes”) levied against any portion of any Project with respect to the tax year in which the Closing occurs shall be prorated and adjusted between the parties such that each Seller is responsible for that portion of the Current Taxes allocable to the period from the beginning of such tax year to the respective Closing Date, and Purchaser is responsible for that portion of the Current Taxes allocable to the period from the respective Closing Date through the end of the tax year.  If the tax bills for the Current Taxes have not been issued by the Closing Dates, Sellers and Purchaser agree to use 105% of the amount of the taxes for the year immediately preceding the Closings for the purpose of computing the prorations under this Section 7.1(a).

(b)           The amount of all unpaid water and other utility bills and of all other expenses incurred with respect to the Projects, relating to the periods prior to the Closing Dates, shall be paid by Sellers and such expenses attributable to the period from and after the Closings shall be the obligation of Purchaser.

(c)           Charges under Project Contracts which are assigned to Purchaser at Purchaser’s request shall be paid by Sellers, to the extent attributable to the period prior to the Closing Dates, and shall be paid by Purchaser, to the extent attributable to the period from and after the Closing Dates, and all charges due under Project Contracts not assigned to Purchaser shall be terminated and paid by Sellers.

(d)           With respect to the proration of rents, utilities and other associated charges paid by the tenants for the calendar month in which the Closing Date occurs (the “Closing Month”), Sellers shall provide Purchaser at Closing with a credit equal to (a) the total amount of rents and other associated charges that are due and can reasonably be expected to be collected for the Closing Month, multiplied by a fraction equal to the number of days remaining in the Closing Month after and including the Closing Date divided by the total number of days in the Closing Month, less (b) any rentals and other associate charges for the Closing Month that have not been collected by Sellers as of the Closing Date.  Prior to the Closing, Sellers and Purchaser shall mutually determine in good faith the amount of rents and other associated charges that are reasonably expected to be collected for the Closing Month.  Following the Closing Date, Sellers and Purchaser shall have no further obligations or liabilities with respect to rental revenue for the Closing Month.  To the extent Purchaser collects, within ninety (90) days after the Closing, any rental or revenues allocable to the period prior to both the Closing Date and the Closing Month, the Purchaser shall pay the same to the applicable Seller; provided, however, Purchaser is assuming no obligation whatsoever for the collection of such rentals or revenues and all rentals and revenues collected subsequent to the Closing Date shall always, in the first instance, be applied first to the most current rentals and revenues, if any, then due under the Tenant Leases or otherwise.  Purchaser shall have no obligation to remit to any of the Sellers any such delinquent rents collected later than ninety (90) days after the Closing Date.

(e)           All security and other deposits held under the Tenant Leases, together with any interest accrued thereon (to the extent applicable law requires interest to be paid by the holder of such deposits), shall be a credit to Purchaser against the Purchase Price, as described in Section 6.1. Seller shall not be permitted to apply a tenant security deposit to past due rent or other charges for any tenant in possession of a home; provided, however, that Seller and Purchaser hereby acknowledge and agree that application of security deposits to past due rent will be taken into consideration with respect to the proration calculated pursuant to Section 7.1(d) above.

(f)           All petty cash remaining at the Projects at the Closing Dates shall be retained by Sellers.

7.2           If, within sixty (60) days after the Closings, any of the Sellers or Purchaser discovers any inaccuracies or errors in the prorations or adjustments done at the Closings, Sellers and Purchaser shall take all action and pay all sums necessary so that the said prorations and adjustments shall be in accordance with the terms of this Agreement, and the obligations of either party to pay any such amount shall survive the Closing Dates.

8.           REPRESENTATIONS AND WARRANTIES BY SELLERS.

8.1    Each Seller represents and warrants to Purchaser as of the date hereof, and as of the Closing Date, solely with respect to each Seller’s Project, the following with the understanding that each of the representations and warranties are material and have been relied on by Purchaser in connection herewith.

(a)           The “Certified Rent Rolls” are attached hereto as Exhibit H, which consist of a rent roll, delinquency report and security deposit listing for each Project and will be updated to the Closing Dates, are and will be accurate and complete rent rolls describing each of the Tenant Leases.  Other than as reflected on the Certified Rent Rolls, Sellers are not currently parties to any other leases, licenses or any similar occupancy agreements with respect to the leasing or occupancy of the Projects.  Sellers represent and warrant that, except as noted on the Certified Rent Rolls or otherwise disclosed to Purchaser in writing, (i) the Tenant Leases are in full force and effect; (ii) there is no uncured monetary breach or monetary default on the part of any party under any of the Tenant Leases; (iii) no rent called for under the Tenant Leases has been paid more than thirty (30) days in advance of its due date; and (iv) the Tenants are not entitled to any concession, rebate, allowance, or period of occupancy free of rent under the Tenant Leases or any other agreement with Seller.  To each Seller’s knowledge, the Tenant Leases have not been amended, modified, or supplemented in any way that has not been disclosed to Purchaser; the Tenant Leases furnished to Purchaser pursuant to this Agreement constitute all written agreements of any kind for the leasing, rental or occupancy of any portion of the Projects.

(b)           Except for the Tenant Leases, there are no parties in possession of the portions of the Projects including, but not limited to, leases or tenants at sufferance.  Sellers have no knowledge of any claims of adverse possession.  There are no commissions due any broker, finder or any other person(s) under any of the Tenant Leases.

(c)           Except as disclosed by Sellers in Exhibit I attached hereto, or discovered by Purchaser, Sellers, to Sellers’ knowledge, have not received any written notices from any governmental agency that the Projects or any condition existing thereon or any present use thereof violates any law or regulations applicable to the Projects.  All necessary licenses operating permits for the communities are in good standing and transferrable.  To Sellers’ knowledge, Sellers are not (i) identified on any governmental list, or otherwise qualifies as a prohibited person or (ii) in violation of any applicable law, rule or regulation relating to anti-money laundering or anti-terrorism, including without limitation, any applicable law, rule or regulation related to transaction business with prohibited persons or the requirements or any Anti-Terrorism Law.  Seller agrees to update Exhibit I through and including the Closings.

(d)           Except as otherwise disclosed in Exhibit J attached hereto, Sellers, to Seller’s knowledge, warrant and represent that there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or threatened in writing against or involving Sellers relating to the Projects or any part thereof, including, but not limited to, any condemnation action relating to the Projects or any part thereof.  Sellers agree to update Exhibit J through and including the Closings..

(e)           Except as otherwise disclosed in Exhibit K attached hereto, Sellers have no knowledge of any assessments, charges, paybacks, or obligations requiring payment of any nature or description against the Projects which remain unpaid, including, but not limited to, those for sewer, water or other utility lines or mains, sidewalks, streets or curbs.  Sellers have no knowledge of any public improvements having been ordered, threatened, announced or contemplated with respect to the Projects which have not heretofore been completed, assessed and paid for.

(f)           Exhibit B attached hereto contains a true and complete list of all Personal Property used in the operating of the Projects.

(g)           True and complete copies of all Project Contracts and all amendments Disclosed in Exhibit M attached hereto have been delivered to Purchaser pursuant to Section 6.2 above.

(h)           Each Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on each Seller under this Agreement, and neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which any Seller is a party or by which any Seller or any of its assets are bound.

(i)           Except as otherwise provided in the environmental reports and assessments ordered by Purchaser during the Investigation Period or provided by Sellers to Purchaser, to the best of each Seller’s knowledge, the Projects are free of and do not contain, any “toxic or hazardous substance”, asbestos, urea formaldehyde insulation, PCBs, radioactive material, flammable explosives, underground storage tanks, or any other hazardous or contaminated substance (collectively, the “Hazardous Materials”) prohibited, limited or regulated under the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, or under any other applicable federal, state or local statutes, regulations or ordinances (collectively the “Environmental Laws”), and there are no substances or conditions in or on the Projects which may support a claim or cause of action under any of the Environmental Laws.  Sellers have no knowledge of any suit, action or other legal proceeding arising out of or related to any Environmental Laws with respect to the Projects which are pending or threatened before any court, agency or government authority, and Sellers have not received any notice that the Projects are in violation of the Environmental Laws.

(j)           Each Seller has delivered or will deliver to Purchaser true and correct copies of the information and material referenced in Section 5.1 above.

(k)           Sellers are not “foreign persons” as defined in Section1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(l)           To Sellers’ knowledge, the profit and loss statements for the Projects which were provided by Sellers to Purchaser are true and complete copies of the operating statements for such periods prepared by Sellers in the ordinary course of their business operations.

(m)           Sellers have not received written notice from any insurance carrier of defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

(n)           Sellers have not received, nor given, any written notice of any material violation of any recorded instrument relating to the Projects which has not been cured or dismissed, nor does there exist any breach or default with respect to any of those exception items.

(o)           Sellers warrant and represent that they will transfer and assign to Purchaser all of the oil, gas, coal and mineral rights Sellers may have, if any, including rights to Marcellus shale, Utica shale or other shale formations, that derive from, may be produced from or benefit the Projects, said transfers and assignments to be in a form acceptable for recording in the Official Records of the County where the land that is the subject of said rights is located.  Notwithstanding the foregoing, Sellers are not warranting title to any oil, gas, coal or mineral rights with respect to the Projects and Purchaser acknowledges that it is relying solely on its subsurface title examination with respect to the presence, absence or extent of same.

(p)           Purchaser is a publicly-traded real estate investment trust (REIT) and, as such, may be subject to an audit of the Projects’ operating income and expenses.  For a period of twelve (12) months following the Closing, Sellers will reasonably comply with any such requests for information and documentation made by the Purchaser or auditor; provided, however, in no event shall Sellers be obligated to expend any funds with respect to such audit.

8.2           As used in this Agreement, whenever the phrase “Seller’s knowledge”, “to Seller’s knowledge” or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge, without due inquiry, of only Jonathan M. Colman and Anastasiya Stone and no others, at the times indicated only.  Purchaser acknowledges and agrees that Jonathan M. Colman and Anastasiya Stone are acting solely as representatives of each Seller and not personally and that neither he nor she shall have any personal or individual liability whatsoever to Purchaser, whether based in law or equity, for any claim, action, courses of action, expense, or loss, or by reason of any statement, representation or action or inaction of Purchaser under this Agreement or other breach or default of Purchaser under this Agreement.

8.3           The provisions of Section 8.1 and all representations and warranties contained therein and throughout this Agreement, including the Recitals and Exhibits, shall be true as of the Closing Dates and shall survive the closing of the transaction contemplated herein and the conveyance of the Projects to Purchaser for a period of twelve (12) months (the “Survival Period”).  No claim may be made based on any breach of any representations or warranties contained in this Section 8 after expiration of the Survival Period applicable to such representation or warranty.  Neither party shall make any claim on account of a breach of representations or warranties unless and until the aggregate measure of such claims with respect to the Projects exceeds Twenty Five and 00/100 Dollars ($25,000.00).  In no event shall the aggregate liability of Seller to Purchaser for any breach of any or all representations or warranties set forth in this Section 8 with respect to the Projects exceed One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00).

8.4           If Sellers become aware of any fact or circumstance which would materially and adversely change one of its foregoing representations or warranties, then Seller will promptly give notice of such changed fact or circumstance to Purchaser.  Upon Purchaser becoming aware of any fact which would materially or adversely change any of the representations or warranties contained herein or would otherwise constitute a breach thereof by Seller, Purchaser, as its sole remedy, shall have the option of (i) waiving the breach of warranty or change, and proceeding with the Close of Escrow, (ii) terminating this Agreement, in which event the Deposit and any other funds deposited by Purchaser into the Escrow and all interest earned thereon shall be returned to Purchaser, or (iii) negotiating a mutually acceptable resolution with Seller.  Any such election shall be made by Purchaser no later than five (5) days from Purchaser becoming aware of such fact.  Purchaser and Seller hereby agree and acknowledge that if any representation or warranty is no longer true due to any change in any fact, condition or circumstance not caused by or not within the control of any Seller, then the same shall not constitute a breach of the representation or warranty by Seller.

8.5           Purchaser shall accept the Projects at the Closings (as defined herein) in their AS-IS physical condition as exists on the Closing Dates.  Purchaser acknowledges that Purchaser has inspected the Projects and it is understood and agreed that neither each Seller nor any person acting or purporting to act for each Seller has made or now makes any representation as to the physical condition (latent or patent or otherwise), income, expense, operation, or any other matter of thing affecting or relating to each Project except as specifically set forth herein.  Purchaser hereby expressly acknowledges that no such representations have been made, except as expressly set forth herein, and Purchaser further agrees to take the Projects “as is” as of the date hereof.

9.           REPRESENTATIONS AND WARRANTIES BY PURCHASER.

9.1           Purchaser represents and warrants to Sellers as of the date hereof, and as of the Closing Dates, the following with the understanding that each of the representations and warranties are material and have been relied on by Sellers in connection herewith.

(a)           Purchaser is a corporation that has been duly formed and is validly existing and in good standing under the laws of the State of Maryland and, prior to Closings, Purchaser and any permitted assigns will be qualified to do business in the States of Ohio, Indiana and Michigan and in good standing therein.

(b)           This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(c)           The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the bylaws or articles of incorporation of Purchaser, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Purchaser, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Purchaser is a party or by which Purchaser is bound, or (iv) violate or conflict with any law or governmental regulation or permit applicable to Purchaser.

9.2           The representations and warranties contained in this Section 9 shall be true as of the Closing Date and shall survive the Closing Date through the expiration of the Survival Period.  No claim may be made based on any breach of any representations or warranties contained in this Section 9 after expiration of the Survival Period applicable to such representation or warranty.

10.           CONDITIONS.

10.1           Purchaser’s obligation to consummate the purchase of the Projects is expressly conditioned upon the following, each of which constitutes a condition precedent to Purchaser’s obligations hereunder which, if not performed or determined to be acceptable to Purchaser on or before the Closing Dates (unless a different time for performance is expressly provided herein), shall permit Purchaser, at its sole option, to declare this Agreement null and void and of no further force and effect by written notice to Sellers, whereupon the Deposit shall be returned immediately to Purchaser, and neither Sellers nor Purchaser shall have any further obligations hereunder to the other (provided that Purchaser shall have the right to waive any one or all of said conditions).

(a)           On the Closing Date, title to each Project shall be in the condition required herein, and the Title Company shall be in a position to issue the requisite Title Policies pursuant to the Commitments.

(b)           Sellers shall have complied with and performed all covenants, agreements and conditions on its part to be performed under this Agreement within the time herein provided for such performance.

(c)           Each Seller’s representations, warranties and agreements contained herein are and shall be true and correct as of the date hereof and as of the Closing Dates in all material respects.

(d)           From and after the date hereof to the Closing Dates there shall have been no material adverse change in or to the Projects or the business conducted thereon.

(e)           Board of Directors Approval.  Approval of the Board of Directors of UMH Properties, Inc., which approval is to be obtained during the Due Diligence Period.

11.           OPERATION OF PROJECTS.

11.1           From and after the date hereof to the Closing Dates, Sellers shall: (a) continue to maintain, operate and conduct business at the Projects in substantially the same manner as prior to the date hereof; (b) perform all regular and emergency maintenance and repairs with respect to the Projects; (c) keep the Projects insured against all usual risks and will maintain in effect all insurance policies now maintained on the same; (d) not sell, encumber, assign or convey any right, title or interest in any part of the Projects; (e) not change the operation or status of the Projects in any manner reasonably expected to impair or diminish its value; (f) perform when due, and otherwise comply with, all of Seller's material obligations and duties under the Tenant Leases and Approved Contracts; and (g) not terminate any Tenant Leases except in the ordinary course of business.  Following the Effective Date, Seller shall not enter into any new leases, including leases with tenants, or any amendments or extensions of existing Leases (collectively, “New Leases”) which affect the use, operation or enjoyment of the Property after Closing except to non-affiliated third parties on an arms-length basis with terms.  All New Leases entered into subsequent to the Effective Date will be in substantially the same form, terms and conditions as are presently utilized by Seller.  No New Tenant Lease shall be for a term in excess of one (1) year.

12.           DESTRUCTION OF PROJECTS.

12.1           In the event any part of any Project shall be damaged or destroyed prior to the applicable Closing Date, Seller shall notify Purchaser thereof, which notice shall include a description of the damage and all pertinent insurance information.  If the use or occupancy of any Project is materially affected by such damage or destruction or the cost to repair such damage or destruction exceeds One Hundred Thousand ($100,000.00), Purchaser shall have the right to terminate this Agreement solely with respect to such Project by delivery of written notice to Sellers within thirty (30) days following the date Purchaser receives notice of such occurrence, whereupon the Prorated Deposit shall be returned to Purchaser by the Title Company, and Sellers and Purchaser shall proceed to Closing with respect to the non-terminated Projects.  If Purchaser does not elect to terminate this Agreement, or shall fail to notify Seller within the said thirty (30) day period, on the Closing Date, which may be extended by Seller or Purchaser to accommodate compliance with this Section 12.1, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to the proceeds of the fire and extended coverage insurance presently carried by or payable to Seller and the Purchase Price shall be reduced by the amount of any deductible applicable to such insurance.  If any Project, or any part thereof, suffers any damage less than $100,000.00 prior to the applicable Closing, Purchaser agrees that it will consummate the Closing and Seller shall assign to Purchaser all of Seller’s right, title and interest in and to the proceeds of the fire and extended coverage insurance presently carried by or payable to Seller and the Purchase Price shall be reduced by the amount of any deductible applicable to such insurance.

13.           CONDEMNATION.

13.1           In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any part of any of the Projects, or any actual or proposed sale in lieu thereof, the Sellers shall give written notice thereof to the Purchaser promptly after Sellers learn or receive written notice thereof.  Upon a taking of a material part of any of the Projects or if the use or occupancy of any Project is materially affected by a taking, Purchaser may elect to either (a) terminate this Agreement by providing Sellers with written notice of such termination within thirty (30) days of receiving notice from Sellers of the taking, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately except for those that expressly survive termination as set forth herein, or (b) to waive its right to terminate this Agreement and proceed to Closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received or Sellers shall assign to Purchaser the rights to such payments.

14.           DEFAULT BY SELLER OR PURCHASER.

14.1           By Purchaser.  If Purchaser defaults in performing any of its obligations under this Agreement, and such default continues for ten (10) days after written notice from Sellers to Purchaser, Sellers shall have the right to terminate this Agreement by written notice to Purchaser, in which event the Title Company shall promptly deliver the Deposit to Sellers and Sellers shall retain the Deposit as liquidated damages, the actual damages being difficult, if not impossible to determine.

14.2           By Seller.  If any Seller defaults in performing any of its obligations under this Agreement, and such default continues for ten (10) days after written notice from Purchaser to such Seller, then Purchaser shall have the right either to (i) terminate this Agreement by written notice to Sellers and receive from the Title Company a return of the Deposit, whereupon this Agreement shall become null and void and of no further force or effect, except as expressly provided herein; (ii) seek specific performance, in law or in equity, of such Seller’s obligation to convey title to the Projects hereunder so long as an action for specific performance, in law or in equity, is filed within ninety (90) days following the applicable Closing Date; or (iii) waive such default and proceed to Closing.

15.           LIABILITY AND INDEMNIFICATION.

15.1           Subject to the Survival Period and limitations set forth in Section 8 above, Sellers shall indemnify and hold harmless Purchaser, its agents, principals servants, employees, attorneys and accountants, for and from any and all claims or damages that result from, relate to or arise out of (i) any material breach of any representations or warranties made by Sellers under this Agreement, (ii) any and all liabilities and obligations of or related to the Projects or the operation thereof of any nature accrued or otherwise arising prior to the Closing Dates, and (iii) any breach of such Seller’s obligations under the Tenant Leases and Project Contracts which occurred prior to the Closing Dates.

15.2           Subject to the Survival Period and limitations set forth in Section 9 above, Purchaser indemnifies and holds harmless Sellers, their agents, principals servants, employees, attorneys and accountants, for and from any and all claims or damages that result from, relate to or arise out of (i) any material breach of any representations or warranties made by Purchaser under this Agreement; (ii) any breach of the lessor's obligations under the Tenant Leases which occurs from and after the Closing Dates; (iii) any breach of the Purchaser's obligations under the Project Contracts assigned to Purchaser which occurs from and after the Closing Dates; (iv) any and all liabilities and obligations of or related to the Projects or the operation thereof of any nature accrued or otherwise arising from and after the Closing Dates.

16.           CLOSING.

16.1           Subject to the provisions of Sections 4.1, 5.1 to and including 5.4 and elsewhere in this Agreement, the closing of the transaction contemplated herein shall take place on or before the following dates (each, a “Closing Date” and collectively, the “Closing Dates”): (i) August 11, 2015 for the Tranche One Communities (the “Tranche One Closing”), and (ii) October 16, 2015 for the Tranche Two Communities (the “Tranche Two Closing,” together with the Tranche One Closing, the “Closings”).  The Closing Dates shall be mutually agreed upon by Sellers and Purchaser.  Closings shall be held at the office of the Title Company, or on or at such other time or place as Purchaser and Sellers shall agree upon.

16.2           At each Closing:

(a)           Each Seller shall execute and deliver a covenant deed, limited warranty deed or special warranty deed, as applicable based on each local jurisdiction, in recordable form, acceptable to Purchaser and the Title Company, conveying to Purchaser marketable and insurable title to the Land and Improvements for each Project, subject only to the Permitted Exceptions.

(b)           In the event Purchaser elects to close via the Ohio Membership Interest Acquisitions, Sun Secured and Sun Pool 12 shall transfer by Limited Warranty Deed the Land and Improvements owned by Sun Secured and Sun Pool 12 to the two (2) newly formed, wholly-owned Ohio limited liability companies, along with exemption affidavits identifying the transfer as being part of a restructuring of the companies.  Sun Secured and Sun Pool 12 will then deliver duly executed Assignment of Membership Interests in the form attached hereto as Exhibit O.

(c)           Each Seller shall execute and deliver a Bill of Sale, without warranty of title (aside from vehicles and manufactured homes), in a form as set forth in Exhibit P (the “Bill of Sale”), conveying the Personal Property with respect to each Project to Purchaser, free and clear of any liens or encumbrances other than the Permitted Exceptions, and each Seller shall execute and deliver to Purchaser, in proper form for transfer, the certificates of title pertaining to all vehicles and manufactured homes, if any, being conveyed to Purchaser hereunder. In the event Purchaser elects to close via the Ohio Membership Interest Acquisitions, Sun Secured and Sun Pool 12 shall execute and deliver an assignment of Personal Property to the respective newly formed Ohio limited liability companies conveying the Personal Property for Worthington Arms Manufactured Home Community and Catalina Manufactured Home Community to the respective companies free and clear of any liens or encumbrances other than the Permitted Exceptions.  Any certificates of title pertaining to vehicles and manufactured homes being conveyed shall be conveyed to the newly formed limited liability companies.

(d)           Each Seller shall execute and deliver to Purchaser an assignment, transferring to Purchaser all of Seller’s right, title and interest in and to:  (i) the Tenant Leases and all deposits relating thereto; (ii) the Project Contracts which Purchaser has elected to have assigned (other than the Sun Exclusive Contracts); and (iii) the Intangible Property (the “Assignment and Assumption Agreement”). In the event Purchaser elects to close via the Ohio Membership Interest Acquisitions, Sun Secured and Sun Pool 12 shall execute and deliver and Assignment and Assumption Agreement assigning such items to the newly formed Ohio limited liability companies and said companies assuming such items.

(e)           Each Seller shall cause the Commitment referred to in Section 3.1 hereof to be recertified and updated to the Closing Date, and shall cause the policy of title insurance to be issued to Purchaser pursuant to such updated Commitment, together with such endorsements thereto as Purchaser shall request, at Purchaser’s sole cost.

(f)           Purchaser shall deliver to Sellers the applicable Purchase Price for such Closing, as adjusted as provided in this Agreement, by certified or cashier’s check or wire transfer of immediately available funds to Sellers’ designated financial institution.

(g)           Each Seller shall deliver to Purchaser a certificate confirming the truth and accuracy of each Seller’s representations and warranties hereunder, and a rent roll, certified to the Closing Date.

(h)           Purchaser execute and cause to be delivered to tenants under the Tenant Leases and all other interested parties written notice of the sale of the Projects to Purchaser together with such other information or instructions as Purchaser shall deem appropriate (the “Tenant Notices”), which Seller shall review and approve prior to Closing.  Said Tenant Notices will reference the newly formed Ohio limited liability company for the tenants of Worthington Arms Manufactured Home Community and Catalina Manufactured Home Community.

(i)           Sellers shall deliver to Purchaser or make available at the Projects originals of: (i) the Tenant Leases, including all amendments thereto and modifications thereof; (ii) all Project Contracts assigned to Purchaser; (iii) all architectural plans and specifications and other documents in Sellers’ possession pertaining to the development of the Projects; and (iv) all collection, expense and business records and such other documentation reasonably necessary for Purchaser to continue the operation of the Projects.

(j)           Evidence of consent of each Seller to the sale of the Property or membership interests, as applicable, and any other approvals required under each Seller's organizational documents which may affect each Seller's ability to convey title, satisfactory evidence of the power and authority of each Seller to enter into and consummate this Agreement and of the due authorization of the individual(s) executing the deed and related documents to do all such acts as are necessary to consummate this sale, without further consent of any other party.

(k)           Each Seller shall deliver to Purchaser an affidavit, in form acceptable to Purchaser, executed by each Seller, certifying that each Seller and all persons or entities holding an interest in each Seller are not non-resident aliens or foreign entities, as the case may be, such that each Seller and such interest holders are not subject to tax under the Foreign Investment and Real Property Tax Act of 1980.

(l)           Sellers shall execute and deliver the Property Tax Escrow Agreement.

(m)           Purchaser shall execute and deliver counterparts of the Bill of Sale, the Assignment and Assumption Agreement, Property Tax Escrow Agreement and the Assignment of Membership Interests.

(n)           Purchaser shall deliver to Sellers certificates or such other instruments reasonably necessary to evidence that the execution and delivery of this Agreement and all documents to be executed and delivered by Purchaser hereunder, have been authorized by Purchaser and that all persons or entities who have executed documents on behalf of Purchaser in connection with the transaction have due authority to act on behalf of Purchaser.

(o)           Sellers and Purchaser each shall deliver to the other such other documents or instruments as shall reasonably be required by such party, its counsel or the Title Company to consummate the transaction contemplated herein and/or to cause the issuance of the policy of title insurance which, in all events, shall not increase such party’s liability hereunder or decrease such party’s rights hereunder.

(p)           Full and completed Assignment(s) of Lease(s), without representations or warranties, in recordable form, for any lease(s) of oil, gas or mineral rights including Marcellus shale, Utica shale and all shale formations, that derive from, may be produced from or benefit the Projects.

(q)           Certified rent rolls, made current as of the date of the Closings, as to all Projects.

(r)           Keys to all locks in the Projects in Sellers’ or Sellers’ property managers’ possession and originals or, if originals are not available, copies, of all of the Project documents, to the extent not previously delivered to Purchaser.  These items shall be simultaneously delivered to Purchaser from Seller at the Closings.

(s)           Seller shall deliver to Purchaser a certificate confirming the truth and accuracy of Seller's representations and warranties hereunder, updated to the Closing Date, and which shall specify the Survival Period as set forth in Section 8.3 herein.

(t)           If applicable, duly completed and signed real estate transfer tax declarations or other similar requirements of recording, all to be prepared by the Title Company.

(u)           [Purchaser is afforded the opportunity and right to gain access to each Project for purposes of conducting a pre-closing inspection. ]

17.           COSTS.

17.1           Purchaser and Sellers each shall be responsible for their own counsel fees and travel expenses.  All documentary, intangible and transfer taxes due on the conveyance of the Projects to Purchaser shall be borne equally by Sellers and Purchaser.  Sellers shall pay all title insurance premiums for Purchaser’s Owners Title Policies and all sales, transfer and other taxes due on the transfer of any vehicles, if any, to Purchaser.  Purchaser shall pay all costs for the Surveys, Phase I environmental inspections, and any endorsements to the Title Policies requested by Purchaser or loan policies or endorsements required by Purchaser’s lender.  All recording, filing, escrow and closing fees, if any, shall be borne equally by Sellers and Purchaser.

18.           BROKERS

18.1           Purchaser and Sellers represent and warrant to the other that they have not had any direct or indirect dealings with any real estate brokers, salesmen or agents in connection with the Projects, or the transactions contemplated herein.  In consideration of said warranty, Purchaser agrees with Sellers that it will pay, and will defend and hold Sellers harmless from and against any and all finder’s and/or broker’s commissions due or claimed to be due on account of the transactions contemplated herein and arising out of contracts made by Purchaser. and Sellers agree with Purchaser that it will pay, and will defend and hold Purchaser harmless from and against any and all finder’s and/or broker’s commissions due or claimed to be due on account of the transactions contemplated herein and arising out of contracts made by Sellers.

19.           ASSIGNMENT.

19.1           Purchaser may not assign its rights under this Agreement without Sellers’ written consent, which consent may be granted or withheld in Sellers’ sole and absolute discretion; provided, however, that Purchaser may, with written notice to Seller, assign this Agreement to an entity controlled, in whole or in part by, or under common control with, Purchaser or any affiliate of Purchaser; provided, however, (x) Purchaser’s assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement in form and content acceptable to Sellers in the exercise of Sellers’ reasonable judgment; and (y) no assignment of this Agreement shall relieve Purchaser of its obligations hereunder.

20.           CONTROLLING LAW.

20.1           Any disputes, actions or claims relating to this Agreement and which do not pertain to any breach of a representation, warranty or covenant with respect to a particular Project shall be governed by the laws of the State of Michigan, irrespective of any conflict of law principals to the contrary.  Any disputes, actions or claims relating to this Agreement and which pertain to a breach of a representation, warranty or covenant with respect to a particular Project shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State in which to property in question is located, irrespective of any conflict of law principals to the contrary.  The provisions of this subsection 20 shall survive the Closings hereunder.

21.           ENTIRE AGREEMENT.

21.1           This Agreement, the Escrow Agreement (Property Tax Holdback), the Asset Purchase Agreement and the Exhibits attached to all of these Agreements constitute the entire agreement between the parties hereto with respect to the transactions herein contemplated, and supersedes all prior agreements, written or oral, between the parties relating to the subject matter hereof.  Any modification or amendment to this Agreement shall be effective only if in writing and executed by each of the parties hereto.

22.           NOTICES.

22.1           Any notice from Sellers to Purchaser or from Purchaser to Sellers shall be deemed duly served (i) when personally served, (ii) three (3) days after deposited in the U.S. certified mail, return receipt requested, (iii) upon receipt if sent by telephone facsimile with fax acceptance sheet verifying receipt, or (iv) one (1) day after sent via “overnight” courier service, addressed to such party as follows:

If to Purchaser:	UMH Properties, Inc.
Juniper Business Plaza

3499 Route 9 North, Suite 3C.
Freehold, NJ 07728
Attn: Craig Koster, General Counsel
Telephone: (732) 577-4031
Email: ckoster@umh.com

With a copy to:	James D. Bogar, Attorney at Law
One West Main Street
Shiremanstown, Pennsylvania 17011
Attn: James D. Bogar and Lauren E. Kays
Telephone: (717) 737-8761
Fax: (717) 737-2086
Email: jbogar@bogarlaw.com
lkays@bogarlaw.com

If to Sellers:	c/o Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Attn: Mr. Jonathan M. Colman
Fax No. (248) 598-1884

With a copy to:	Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Arthur Weiss
Telephone: (248) 351-3000
Fax: (248) 351-3082
Email: aweiss@jaffelaw.com

Either party hereto may change the name and address of the designee to which notice shall be sent by giving written notice of such change to the other party hereto as hereinbefore provided.

23.           BINDING.

23.1           The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees and assigns.

24.           PARAGRAPH HEADINGS.

24.1           The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

25.           SURVIVAL AND BENEFIT.

25.1           Except as otherwise expressly provided herein, each agreement, representation or warranty made in this Agreement by or on behalf of either party, or in any instruments delivered pursuant hereto or in connection herewith, shall survive the Closing Date and the consummation of the transactions provided for herein.

25.2           The covenants, agreements and undertakings of each of the parties hereto are made solely for the benefit of, and may be relied on only by, the other party hereto, their transferees and assigns, and are not made for the benefit of, nor may they be relied upon, by any other person whatsoever.

25.3           This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Purchaser and Sellers have contributed substantially and materially to the preparation of this Agreement.

26.           CALCULATION OF TIME PERIODS.

26.1           Unless otherwise specified herein, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Projects is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.

27.           CONFIDENTIALITY.

27.1           Neither the existence nor the terms of this Agreement shall be disclosed by Sellers or Purchaser to any third party, without the prior approval of the other party hereto; provided, however, Sellers and Purchaser shall be entitled to disclose the existence and terms of this Agreement to their respective employees, partners, officers, directors, prospective lenders and accountants, attorneys and other professional advisors to the extent necessary to negotiate the terms of, and perform their obligations under, this Agreement, and Sellers and Purchaser may issue a press release and otherwise provide such other disclosure as may be required in order for it to comply with the securities laws, provided that both parties agree to provide prior notice of such required releases and disclosures.

28.           1031 EXCHANGE.

28.1           Any Seller and Purchaser each may desire to have this transaction qualify as a tax-deferred exchange (including a reverse exchange) under Section 1031 of the Internal Revenue Code of 1986.  At the request of either party, the other party shall assist the requesting party in qualifying the transaction contemplated herein as an exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, all at no cost to the non-requesting party.  Such party may assign its interest in this Agreement to effectuate an exchange as aforesaid, and in such event, such party shall promptly so notify the other party.  No such assignment shall affect in any way the obligations of Sellers and Purchaser under this Agreement.  The non-requesting party shall not be required to incur any liabilities in connection with such exchange nor shall it be required to take title to any other property in connection with such exchange.  The requesting party shall pay any additional transfer taxes, recording fees and similar closing costs incurred by the other party resulting from such exchange.

29.           TIME OF THE ESSENCE.

29.1           Time is of the essence of each and every term, condition, obligation and provision hereof.

30.           COUNTERPARTS; SIGNATURES.

30.1           This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  A facsimile of this document bearing a party’s signature or a printed copy of the original, signed document scanned in .pdf or .tiff format shall have the same legal force and effect as an original of such signature and shall be treated as an original document for evidentiary purposes.  Notwithstanding the provisions of this Paragraph 29.1 to the contrary, either party may request original signatures as to any document that is a part of this transaction.

[Signature Page Follows]

[Signature Page to Sale Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLERS:

SUN SECURED FINANCING LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

	By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

SUN POOL 12 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 12, Inc.,
a Michigan corporation, its Manager

By:

SUN CANDLEWICK LLC,
a Michigan limited liability company

By:	Sun QRS Pool 9, Inc.,
a Michigan corporation, its Manager

By:

[Signature Page Continued]

SUN POOL 1 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 1, Inc.,
a Michigan corporation, its Manager

By:

SUN WOODS EDGE LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

PURCHASER:

UMH Properties, Inc., a Maryland corporation

By:
Name:	Samuel A. Landy, President

LIST OF EXHIBITS

Exhibit                      Description

A.                      Legal Description of Land

B.                      Schedule of Personal Property

C.                      INTENTIONALLY DELETED

D.                      Form of Escrow Agreement

E.                      Due Diligence Items

F.                      Form Assignment of Leases and General Assignment

G.                      Sun Exclusive Contracts

H.                      Certified Rent Roll (Section 8.1(a))

I.                      Violations (Section 8.1(c))

J.                       Litigation and Condemnation Proceedings
(Section 8.1(d))

K.                     Assessments and Other Charges (Section 8.1(e))

L.                      INTENTIONALLY DELETED

M.                    Project Contracts (Section 8.1(g))

N.                     Form of Property Tax Escrow Agreement

O.                     Form of Assignment of Membership Interests

P.                      Form of Bill of Sale

Exhibit A

Legal Description of Land

[See Attached]

Exhibit B

Personal Property

[See Attached]

Exhibit D

Form of Escrow Agreement

THIS DEPOSIT ESCROW AGREEMENT (this “Escrow Agreement”) is made as of this ______ day of ___________, 2015 by and among TITLE SOURCE, INC. with an address at 662 Woodward Ave, 9th Floor, Detroit, Michigan 48226 (the “Escrow Agent”), ________________, a _________________ with an address at _________________________________________ (“Purchaser”), and ________________, a _________________ with an address at with an address at c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan  48034 (“Seller”).  Purchaser and Seller shall be collectively referred to herein as the “Parties.”

WHEREAS, Purchaser and Seller are parties to that certain Agreement of Sale, dated ________, 2015 (the “Sales Agreement”), for the sale of _______________, located in the State of ___________, County of ____________, City of __________ and more particularly described on Exhibit A of the Sales Agreement; and

WHEREAS, Seller and Purchaser have requested Escrow Agent to act as escrow agent (i) to hold the sum of $_____________ (the “Deposit”), earnest money for the transactions in accordance with the terms and provisions of this Escrow Agreement and (ii) to disburse the Deposit in accordance with the terms and provisions of this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and undertakings herein made, the parties hereto, intending to be legally bound, agree as follows:

1.              The Parties hereby appoint Escrow Agent as escrow agent pursuant to this Escrow Agreement.  The Deposit shall be delivered to Escrow Agent in accordance with this Escrow Agreement, who by signing below acknowledges receipt of the Deposit.

2.              Escrow Agent is to hold the Deposit in escrow and deliver it to Seller or Purchaser in accordance with the provisions of this Escrow Agreement.  The Deposit shall be deposited by Escrow Agent in an account with a federally insured financial institution.

[CHANGE THIS TO: “an FDIC insured interest-bearing account with a federally insured financial institution.  Seller shall execute an IRS Form W-9.  The interest earned on the Deposit shall be paid to Seller.”  If the deposit is a minimum of $250,000.000 and is going to be held for at least 6 months]

3.              In the event the Escrow Agent receives at any time a written statement from Seller or Seller’s counsel (“Seller’s Notice”) stating that (a) Purchaser is in default under the Sales Agreement or (b) Seller is otherwise entitled to the portion of the Deposit under the terms of the Sales Agreement, Escrow Agent shall immediately forward a copy of Seller’s Notice to Purchaser in accordance with Paragraph 8 hereof.  If, within five (5) business days of delivering a copy of Seller’s Notice to Purchaser, Escrow Agent does not receive written notice from Purchaser or Purchaser’s counsel objecting to the release of the Deposit to Seller, then Escrow Agent shall deliver the Deposit by wire transfer to Seller pursuant to wire instructions provided by Seller; provided, however, if Escrow Agent receives written notice from Purchaser or Purchaser’s counsel within such five (5) business day period stating that Purchaser disputes Seller’s right to receive the Deposit and directing Escrow Agent not to deliver the Deposit to Seller as provided above, Escrow Agent shall not deliver the Deposit to Seller but instead shall retain the Deposit until instructed otherwise by a court of competent jurisdiction or in writing jointly by Seller and Purchaser or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

4.              In the event that Escrow Agent receives at any time a written statement from Purchaser or Purchaser’s counsel (“Purchaser’s Notice”) stating that (a) Seller is in default under the Sales Agreement or (b) Purchaser is otherwise entitled to a portion of the Deposit under the terms of the Sales Agreement, Escrow Agent shall immediately forward a copy of Purchaser’s Notice to Seller in accordance with Paragraph 8 hereof.  If, within five (5) business days of delivering a copy of Purchaser’s Notice to Seller, Escrow Agent does not receive written notice from Seller or Seller’s counsel objecting to the release of the Deposit to Purchaser, then Escrow Agent shall deliver the Deposit by wire transfer to Purchaser pursuant to wire instructions provided by Purchaser; provided, however, if Escrow Agent receives written notice from Seller or Seller’s counsel within such five (5) business day period stating that Seller disputes Purchaser’s right to receive the Deposit and directing Escrow Agent not to deliver the Deposit to Purchaser as provided above, Escrow Agent shall not deliver the Deposit to Purchaser but instead shall retain the Deposit until instructed otherwise by a court of competent jurisdiction or in writing jointly by Seller and Purchaser or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

5.              If Escrow Agent is made a party to any judicial, nonjudicial or administrative action, hearing or process based on the acts of Purchaser and Seller and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, then the losing party shall indemnify, save and hold harmless Escrow Agent from the expenses, costs and reasonable attorneys’ fees incurred by Escrow Agent in responding to such action, hearing or process.

6.              Purchaser and Seller acknowledge and agree that the duties of Escrow Agent are purely ministerial in nature, that Escrow Agent is acting as an accommodation to both Purchaser and Seller, and that Escrow Agent, in performing its duties, shall not be liable for: (i) any loss, cost or damage which Escrow Agent may incur as a result of serving as escrow agent hereunder, except for any loss, costs or damage arising out of its own willful misconduct or gross negligence; (ii) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which Escrow Agent shall in good faith believe to be genuine; and (iii) any loss or impairment of the Deposit deposited with a Federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary.  Purchaser and Seller acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount of $250,000.00 for each individual depositor for all of depositor’s accounts at the same or related institution.

7.              If any dispute arises with respect to this Escrow Agreement, whether such dispute arises between the parties hereto or between the parties hereto and other persons, Escrow Agent is authorized to interplead such dispute in a court of competent jurisdiction.

8.           All notices given by any party hereunder shall be in writing and shall be deemed duly given (i) on the day delivered if delivered in person or by facsimile, electronic mail or PDF, (ii) on the first business day after prepaid deposit if delivered by overnight delivery service such as Federal Express, Airborne Express, U.S. Postal Service Express Mail or other national overnight courier service. Any such notice is to be addressed to the appropriate party of the address set forth below (or such other address as the party might request in writing):

a.	As to Escrow Agent:

Attn:
Fax No.

b.	As to Purchaser:

With a required copy to:

c.	As to Seller:

Mr. Jonathan M. Colman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2646

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034

Attn: Ingrid Szura
Fax: (248) 351-3082

9.           The instructions and conditions of this Escrow Agreement may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by the Parties and Escrow Agent.  This Escrow Agreement is intended solely to supplement and implement the provisions of the Sales Agreement and is not intended to modify, amend or vary any of the rights or obligations of the Parties under the Sales Agreement.

10.           This Escrow Agreement shall be construed in accordance with the internal laws of the State of Michigan.

11.           This Escrow Agreement may be executed in one or more counterparts which when taken together shall constitute one and the same agreement and such counterparts may be delivered by facsimile or .pdf copies reflecting the Party’s signature, to be followed up with original counterparts.

12.           This Escrow Agreement shall be binding upon and inure to the benefit of the Parties and Escrow Agent and each of their respective successors and assigns.

[Signature Page Follows]

[Signature Page to Deposit Escrow Agreement]

AGREED to, as of the day and year first above written.

SELLER:

,
a ______________________________________

By:

Name:

Title:

PURCHASER:

,
a ______________________________________

By:

Name:

Title:

ESCROW AGENT:

TITLE SOURCE, INC.	,

By:

Name:

Title:

Exhibit E

Due Diligence Items

[See Attached]

Exhibit F

Form of Assignment of Leases and General Assignment

ASSIGNMENT OF LEASES AND GENERAL ASSIGNMENT

THIS ASSIGNMENT OF LEASES AND GENERAL ASSIGNMENT (this "Assignment") is made to be effective as of the ___ day of ____________ ("Effective Date"), by and between __________________________________ ("Assignor"), and __________________________________ ("Assignee").

RECITALS

A.           Assignee and Assignor are parties to that certain Agreement of Sale, dated as of __________(the "Agreement"), the terms of which are hereby fully incorporated herein, whereby Assignor agreed to sell and Assignee agreed to purchase certain real property located in __________________________________, and the improvements and assets located thereon (“Property”), as more particularly described in the Agreement.  Any capitalized term used but not defined herein shall have the meaning given to such term in the Agreement.

B.           Pursuant to the Agreement, Assignor has agreed to sell, assign, transfer and convey to Assignee, and Assignee has agreed to purchase and acquire from Assignor, all of Assignor's right, title and interest in the Intangibles; the Assumed Contracts listed on Exhibit A attached hereto; and the Leases, including but not limited to those Leases described on Exhibit B attached hereto, and any security deposits related thereto (the “Security Deposits”), pursuant to the terms and conditions of this Assignment.  The Intangibles, the Assumed Contracts, the Leases and Security Deposits shall be referred to herein as the “Transferred Property.”

C.           Assignor and the Assignee now desire to execute and deliver this Assignment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements and undertakings of Assignor and Assignee hereinafter set forth, Assignor and Assignees agree as follows:

1.           Assignment Grant.  Assignor hereby sells, assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Transferred Property.  Assignee hereby accepts and assumes all of Assignor’s right, title and interest in and to the Transferred Property pursuant to the terms and conditions of this Assignment.

2.           Additional Instruments.  Assignor agrees that it will, upon reasonable request from Assignee, at any time from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances and assurances deemed by Assignee, its successors and assigns, to be necessary to effect the sale, assignment, transfer, conveyance and delivery of ownership of the Transferred Property to Assignee.

3.           Indemnification.

(a)           Assignor hereby covenants and agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, causes of action, damages, losses, costs of attorneys' fees suffered or incurred by Assignee relating to liabilities and obligations of Assignor under, in respect of or related to the Transferred Property, or any act or omission of Assignor in connection with the Transferred Property, arising, accruing or occurring on or prior to the Effective Date.

(b)           Assignee hereby, covenants, agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, causes of action, damages, losses, costs of attorneys' fees suffered or incurred by Assignor relating to liabilities and obligations of Assignee under, in respect of or related to the Transferred Property, or any act or omission of Assignee in connection with the Transferred Property, arising, accruing or occurring after the Effective Date.

4.           Successors and Assigns.  This Assignment shall inure to the benefit of Assignee and shall be binding upon Assignor, and its respective heirs, legal representatives, successors and assigns.

5.           Counterparts.  This Assignment may be executed in any number of counterparts, including facsimile or electronically scanned counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute one agreement.

6.           Governing Law.  This Assignment shall be governed by the laws of the State of ______________.

[Signatures appear on following page]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment to be effective as of the Effective Date.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

Exhibit A

Assumed Contracts

Exhibit B

Leases and Security Deposits (attach rent roll)

Exhibit G

Sun Exclusive Contracts

[See Attached]

Exhibit H

Certified Rent Roll

[See Attached]

Exhibit I

Violations

Exhibit J

Litigation and Condemnation Proceedings

Exhibit K

Assessments and Other Charges

None

Exhibit L

INTENTIONALLY OMITTED

Exhibit M

Project Contracts

Exhibit N

Form of Property Tax Escrow Agreement

[See Attached]

Exhibit O

Form of Assignment of Membership Interests

ASSIGNMENT OF MEMBERSHIP INTERESTS
[Name of Project]

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (the “Assignment”) is made and entered into as of the ___ day of ___________, 20___, by and between ____________________________________, as assignor (the “Assignor”) in favor of _______________________________, as assignee (“Assignee”).

RECITALS:

A.           Assignor has agreed to sell to Assignee and Assignee has agreed to purchase from Assignor one hundred percent (100%) of the membership interests of ________________________, a _______________ limited liability company (the “Company”), which owns the manufactured home community commonly known as ______________________, pursuant to the terms and conditions set forth in that certain [Agreement of Sale] between Assignor and Assignee dated _________________, 20_____ (the “Purchase Agreement”).

B.           Pursuant to the Purchase Agreement, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Company, which constitutes a one hundred percent (100%) membership interest in and to the Company (the “Assigned Interest”), and Assignee desires to accept such assignment subject to the terms and conditions contained herein.

C.           Assignor and Assignee intend that as of the date of this Agreement, (i) Assignor shall no longer be a member of, or have any interest whatsoever in, the Company, and (ii) Assignee shall be the sole member of the Company.

NOW, THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and undertakings set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1.           For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby sells, conveys, transfers and assigns unto Assignee all of Assignor’s right, title and interest in the Assigned Interest, free and clear of all liens and encumbrances.

2.           Assignor hereby withdraws as a Member of the Company.  Assignee is hereby admitted as the member of the Company in the place of Assignor.  Assignee hereby accepts such assignment, and assumes and agrees to perform Assignor's obligations to the Company as a member with respect to the Assigned Interest arising from and after the date hereof.

3.           This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same assignment. Facsimile and PDF copies of signature pages shall be accepted as originals.

[Signature Page Follows]

[Signature Page to Assignment of Membership Interest]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

By:	By:

Its:	Its:

Exhibit P

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this "Bill of Sale") is made to be effective as of this ___ day of ____________________ (the "Effective Date"), by ___________________________ ("Seller"), and ____________________________________ (“Purchaser”).

WHEREAS, Seller and Purchaser, as successor by assignment, are parties to that certain Purchase Agreement dated as of ____________________ (the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase certain real property located in _____________________________________ and the improvements and assets located thereon (“Property”) as more particularly described in the Agreement, the terms of which are hereby fully incorporated herein. Any capitalized term used but not defined herein shall have the meaning given to such term in the Agreement.

WHEREAS, pursuant to the Agreement, Seller has agreed to sell, assign, transfer and convey to Purchaser, and Purchaser has agreed to purchase and acquire from Seller, all of Seller's right, title and interest in and to all inventory and personal property related to the operation of the manufactured housing community located on the Property known as ___________________________ (collectively, the "Personal Property"), including, but not limited to, that personal property described on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

1.           Grant.  Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of Seller’s right, title and interest in and to the Personal Property.  Seller hereby represents and warrants to Purchaser that the Personal Property is not subject to any assignment, claim, lien or encumbrance and that Seller owns and has the right to grant, convey, bargain, sell, assign, transfer, set over and deliver the Personal Property as hereinabove provided.

2.           Additional Instruments.  Seller agrees that it will, upon reasonable request from Purchaser, at any time from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances and assurances deemed by Purchaser, its successors and assigns, to be necessary to effect the sale, assignment, transfer, conveyance and delivery of ownership of the Personal Property to Purchaser.

3.           Indemnification.  Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, causes of action, damages, losses, costs of attorneys' fees suffered or incurred by Purchaser relating to liabilities and obligations of Seller under, in respect of or related to the Personal Property, or any act or omission of Seller in connection with the Personal Property, arising, accruing or occurring on or prior to the Effective Date.  Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims, causes of action, damages, losses, costs of attorneys' fees suffered or incurred by Seller relating to liabilities and obligations of Purchaser under, in respect of or related to the Personal Property, or any act or omission of Purchaser in connection with the Personal Property, arising, accruing or occurring after the Effective Date.

4.           Successors and Assigns.  This Bill of Sale shall inure to the benefit of Purchaser and it shall be binding upon Seller, and its heirs, legal representatives, successors and assigns.

5.           Counterparts.  This Bill of Sale may be executed in any number of counterparts, including facsimile or electronically scanned counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute one agreement.

6.           Governing Law.  This Bill of Sale shall be governed by the laws of the State of ___________.

[Signature appears on following page]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale to be effective as of the Effective Date.

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

EXHIBIT A

Personal Property

FIRST AMENDMENT TO AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (the “First Amendment”) is entered into as of this ___ day of July, 2015 by and between UMH PROPERTIES, INC., a Maryland corporation, or its successors or assigns (the “Purchaser”) and SUN SECURED FINANCING LLC, a Michigan limited liability company (“Sun Secured”), SUN POOL 12 LLC, a Michigan limited liability company (“Sun Pool 12”), SUN CANDLEWICK LLC, a Michigan limited liability company (“Sun Candlewick”), SUN POOL 1 LLC, a Michigan limited liability company (“Sun Pool 1”), and SUN WOODS EDGE LLC, a Michigan limited liability company (“Sun Woods,” together with Sun Secured, Sun Pool 12, Sun Candlewick and Sun Pool 1, each with respect to the Property owned by them, a “Seller” and collectively, the “Sellers”).

Recitals

WHEREAS, Purchaser and Seller are parties to that certain Agreement of Sale dated as of June 5, 2015 (the “Agreement”); and

WHEREAS, Purchaser and Seller seek to amend the Agreement, as more particularly set forth in this First Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.           Tranche One Closing.   Purchaser and Seller hereby agree and acknowledge that the date for the closing for the Tranche One Communities shall occur on or before August 19, 2015 (the “Tranche One Closing”).

2.           Ratifications.  Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect.  In the event that any provision of this First Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Agreement, the terms of this First Amendment shall govern and control.

3.           Counterparts; Signatures.  This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same First Amendment.  Signatures to this First Amendment

1

transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposed of this First Amendment.

4.           Successors and Assigns.  This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW

2

SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT OF SALE

IN WITNESS WHEREOF, each party has executed and sealed this First Amendment or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written.

SELLERS:

SUN SECURED FINANCING LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

	By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

SUN POOL 12 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 12, Inc.,
a Michigan corporation, its Manager

By:

SUN CANDLEWICK LLC,
a Michigan limited liability company

By:	Sun QRS Pool 9, Inc.,
a Michigan corporation, its Manager

By:

[Signature Page Continued]

3

SUN POOL 1 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 1, Inc.,
a Michigan corporation, its Manager

By:

SUN WOODS EDGE LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

PURCHASER:

UMH Properties, Inc.,
a Maryland corporation

By:
Name:	Samuel A. Landy, President

4

SECOND AMENDMENT TO AGREEMENT OF SALE

    THIS SECOND AMENDMENT TO AGREEMENT OF SALE (the “Second Amendment”) is entered into as of this 21st day of July, 2015 by and between UMH PROPERTIES, INC., a Maryland corporation, or its successors or assigns (the “Purchaser”) and SUN SECURED FINANCING LLC, a Michigan limited liability company (“Sun Secured”), SUN POOL 12 LLC, a Michigan limited liability company (“Sun Pool 12”), SUN CANDLEWICK LLC, a Michigan limited liability company (“Sun Candlewick”), SUN POOL 1 LLC, a Michigan limited liability company (“Sun Pool 1”), and SUN WOODS EDGE LLC, a Michigan limited liability company (“Sun Woods,” together with Sun Secured, Sun Pool 12, Sun Candlewick and Sun Pool 1, each with respect to the Property owned by them, a “Seller” and collectively, the “Sellers”).

Recitals

    WHEREAS, Purchaser and Seller are parties to that certain Agreement of Sale dated as of June 5, 2015, as amended by that First Amendment to Agreement of Sale dated July 7, 2015 (the “Agreement”); and

    WHEREAS, Purchaser and Seller seek to amend the Agreement, as more particularly set forth in this Second Amendment.

Agreement

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

   1.   Investigation Period Waiver / Catalina Sewage Treatment Plant.  Purchaser and Seller hereby agree and acknowledge that, pursuant to Section 5.3 of the Agreement, Purchaser is hereby waiving its right to terminate and wishes to proceed to the Closings, subject to the exception set forth herein as to the parties’ agreement on the Purchase Price credit for repairs to the sewage treatment plant at the Catalina Manufactured Housing Community (“Catalina”).  Purchaser and Seller hereby agree and acknowledge that they will work together in good faith through July 27, 2015 to investigate the condition of the sewage treatment plant at Catalina in order to mutually agree upon the appropriate Purchase Price credit at the Tranche One Closing for Purchaser to perform any repairs to the sewage treatment plant after the Tranche One Closing.  The parties agree that such Purchase Price credit shall not exceed Four Hundred Sixty Two Thousand and No/Dollars ($462,000.00)(the “Cap”).  In the event that, before July 27, 2015, Purchaser and Seller cannot mutually agree upon an amount for the Purchase Price credit that is less than the Cap, then Purchaser shall have the right to terminate its acquisition of Catalina.  In the event Purchaser believes that cost of repairs to the sewage treatment plant is greater than the Cap, then Purchaser shall not have the right to terminate its acquisition of Catalina and shall only be entitled to a Purchase Price credit at Tranche One Closing up to the Cap as mutually agreed-upon by the parties in good faith.

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    2.   Ratifications.  Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect.  In the event that any provision of this Second Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Agreement, the terms of this Second Amendment shall govern and control.  Furthermore, Seller and Purchaser hereby acknowledge and agree that Purchaser can elect not to purchase and acquire Catalina solely pursuant to the provisions of Section 1 herein.

    3.           Counterparts; Signatures.  This Second Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Second Amendment.  Signatures to this Second Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposed of this Second Amendment.

    4.           Successors and Assigns.  This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    5.           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW

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SIGNATURE PAGE TO SECOND AMENDMENT TO AGREEMENT OF SALE

IN WITNESS WHEREOF, each party has executed and sealed this Second Amendment or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written.

SELLERS:

SUN SECURED FINANCING LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

	By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

SUN POOL 12 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 12, Inc.,
a Michigan corporation, its Manager

By:

SUN CANDLEWICK LLC,
a Michigan limited liability company

By:	Sun QRS Pool 9, Inc.,
a Michigan corporation, its Manager

By:

[Signature Page Continued]

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SUN POOL 1 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 1, Inc.,
a Michigan corporation, its Manager

By:

SUN WOODS EDGE LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

PURCHASER:

UMH Properties, Inc.,
a Maryland corporation

By:
Name:	Samuel A. Landy, President

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THIRD AMENDMENT TO AGREEMENT OF SALE

    THIS THIRD AMENDMENT TO AGREEMENT OF SALE (the “Third Amendment”) is entered into as of this 27th day of July, 2015 by and between UMH PROPERTIES, INC., a Maryland corporation, or its successors or assigns (the “Purchaser”) and SUN SECURED FINANCING LLC, a Michigan limited liability company (“Sun Secured”), SUN POOL 12 LLC, a Michigan limited liability company (“Sun Pool 12”), SUN CANDLEWICK LLC, a Michigan limited liability company (“Sun Candlewick”), SUN POOL 1 LLC, a Michigan limited liability company (“Sun Pool 1”), and SUN WOODS EDGE LLC, a Michigan limited liability company (“Sun Woods,” together with Sun Secured, Sun Pool 12, Sun Candlewick and Sun Pool 1, each with respect to the Property owned by them, a “Seller” and collectively, the “Sellers”).

Recitals

    WHEREAS, Purchaser and Seller are parties to that certain Agreement of Sale dated as of June 5, 2015, as amended by that First Amendment to Agreement of Sale dated July 7, 2015 and that Second Amendment to Agreement of Sale dated July 21, 2015 (the “Agreement”); and

    WHEREAS, Purchaser and Seller seek to amend the Agreement, as more particularly set forth in this Third Amendment.

Agreement

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

    1.   Purchase Price Credit - Catalina Sewage Treatment Plant. Purchaser and Seller hereby agree and acknowledge that (i) Purchaser shall receive a Purchase Price credit at Tranche One Closing equal to Seventy One Thousand Two Hundred and No/Dollars ($71,200.00) for the Purchaser to perform repairs to the sewage treatment plant at the Catalina Manufactured Housing Community (“Catalina”) after the Tranche One Closing, and (ii) Purchaser shall no longer have the right to terminate its acquisition of Catalina.

    2.   Ratifications. Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect.  In the event that any provision of this Third Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Agreement, the terms of this Third Amendment shall govern and control.

    3.   Counterparts; Signatures.  This Third Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Third Amendment.  Signatures to this Third Amendment

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transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposed of this Third Amendment.

4.           Successors and Assigns.  This Third Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

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SIGNATURE PAGES TO FOLLOW

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SIGNATURE PAGE TO THIRD AMENDMENT TO AGREEMENT OF SALE

IN WITNESS WHEREOF, each party has executed and sealed this Third Amendment or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written.

SELLERS:

SUN SECURED FINANCING LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

	By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

SUN POOL 12 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 12, Inc.,
a Michigan corporation, its Manager

By:

SUN CANDLEWICK LLC,
a Michigan limited liability company

By:	Sun QRS Pool 9, Inc.,
a Michigan corporation, its Manager

By:

[Signature Page Continued]

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SUN POOL 1 LLC,
a Michigan limited liability company

By:	Sun QRS Pool 1, Inc.,
a Michigan corporation, its Manager

By:

SUN WOODS EDGE LLC,
a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership,
a Michigan limited partnership, its sole Member

By:	Sun Communities, Inc.,
a Maryland corporation, its General Partner

By:

PURCHASER:

UMH Properties, Inc.,
a Maryland corporation

By:
Name:	Samuel A. Landy, President

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